Securities and Exchange Commission
                             Washington, D. C. 20549



                                    Form 8-K

                                 Current Report



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                 August 18, 2000



                       Kansas City Life Insurance Company
                                  3520 Broadway
                        Kansas City, Missouri 64111-2565



                           Commission File No. 2-40764


                             IRS Number: 44-0308260



                        Telephone Number :(816) 753-7000







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Item 4.  Changes in Registrant's Certifying Accountant

(a) At a meeting on August 15, 2000, the Executive Committee of the Board of Directors of Kansas City Life Insurance Company engaged the accounting firm of KPMG LLP as independent accountants for the Registrant. Ernst & Young was dismissed concurrently with the engagement of KPMG LLP.

     The decision to change accountants was recommended by management of the Registrant and was approved by the Executive Committee of Registrant's Board of Directors. The decision to change accountants was based solely on economic reasons in furtherance of Registrant's continuing efforts to reduce costs.

(b) During the two most recent fiscal years and interim period preceding August 15, 2000, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or, audit scope or procedure, which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to this matter in their report

(c) Ernst & Young's reports on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d) The Registrant has requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Ernst & Young's letter to the Securities and Exchange Commission is filed as Exhibit 16 to the Form 8-K.








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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     16.  Ernst & Young's letter.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        KANSAS CITY LIFE INSURANCE COMPANY



                    By:______________________________________
                                John K. Koetting
                          Vice President and Controller

August 18, 2000



















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